WORLDCOM NETWORK SERVICES, INC.

                    CLASSICITRANSCENDTm SWITCHED SERVICES

                           PROGRAM ENROLLMENT TERMS

These Program Enrollment Terms (the "PET") are made by and between WorldCom Network Services, Inc. ("WorldCom") and GENX, LLC/DBA: PREFERRED DISCOUNT PLATCustomer") and are a part of their Telecommunications Services Agreement for Switched Services. Capitalized terms not defined herein shall have the meaning ascribed to them in the TSA, the Service Schedule or the applicable Rate and Discount Schedule.

1.    SERVICE TERM:

(A) The Service Term shall commence as of the Effective Date (as described below) and shall continue for a period of THIRTY-SIX (36 months (the "Service Term"). Upon expiration of the Service Term, the Switched Services in question will continue to be provided pursuant to the same terms and conditions as are then in effect (including without limitation, the applicable rates, discounts and commitments, if any), subject to termination- by either party upon thirty (30) days prior written notice to the other party. WorldCom will not be obligated to accept any Service Request under this Agreement if Customers initial Service Request is (i) not submitted by Customer within thirty (30) days of the Effective Date of this Agreement, and (ii) not subject to a Requested Service Date within ninety
(90) days of the Effective Date.

(B) For purposes of this Agreement, the appropriate Effective Date as determined below will be filled in by WorldCom where provided above. If Customer has an existing switched services agreement with a member of the WorldCom Group (as defined in Subsection 24(A) of the TSA), the "Effective Date" will be the 1st day of the month following the later of (i) twenty-one
(21) days after this Agreement has been fully executed by both parties, or
(ii) Customer has received a satisfactory credit review and approval from WorldCom's Credit Department pursuant to Subsection 6(A) of the TSA, and all security documentation, if any, required by WorldCom has been properly executed and delivered to WorldCom (collectively, the "Credit Review"). If Customer does not have an existing switched services agreement with a member of the WorldCom Group, the "Effective Date" will be the date this Agreement has been fully executed by both parties and the Credit Review has been completed.

2.CUSTOMER'S MINIMUM REVENUE COMMITMENT: Commencing with the first day of the 7th billing period [e.g., 71, 13tth, etc.] following the Effective Date (as determined under Section 1 above) and continuing through the end of the Service Term (including any extensions thereto)(the "Commitment Period"), Customer agrees to maintain, on a take-or-pay basis, Monthly Revenue (as defined in the applicable Rate and Discount Schedule) of at least $10,000. 00 ("Customer's Minimum Revenue Commitment"). In the event Customer is not maintaining TERMINATION Service or TOLL FREE ORIGINATION Service but is maintaining other Services from WorldCom hereunder (e.g., SWITCHED ACCESS Service, DEDICATED ACCESS Service or TRAVEL CARD Service), Customer's Minimum Revenue Commitment will be the greater of (i) $10,000, or (ii) the amount stated above.

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3.DEFICIENCY CHARGE: In the event Customer does not maintain Customer's
Minimum Revenue Commitment in any month during the Commitment Period (regardless of whether Customer has commenced using any or all of the Switched Services described herein), then for those month(s) only, Customer will pay WorldCom the difference between Customer's Minimum Revenue Commitment and Customer's actual Monthly Revenue (as described in the applicable Rate and Discount Schedule) (the "Deficiency Charge"). The Deficiency Charge will be due at the same time payment is due for Service provided to Customer, or immediately in an amount equal to Customer's Minimum Revenue Commitment for the unexpired portion of the Service
Term, if WorldCom terminates this Agreement based on Customer's default.

IN WITNESS WHEREOF, the parties have executed these Classic/TRANSCENDTM Switched Services Program Enrollment Terms.

WORLDCOM NETWORK SERVICES, INC.         GENX, LLC/DBA: PREFERRED DISCOUNT PLAN
By:/s/ Mitch Linder                     By:/s/ Paul Sandhu
(Signature)                             (Signature)
Mitch L. Linder                         PAUL SANDHU
(Print Name)                              (Print Name)

DIRECTOR, WESTERN REGION                PRESIDENT & CHIEF EXECUTIVE OFFICER
(Title)                                      (Title)






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